Loan No. 99-086

                               HAZARDOUS SUBSTANCE
                            INDEMNIFICATION AGREEMENT


       THIS HAZARDOUS SUBSTANCE INDEMNIFICATION AGREEMENT ("Indemnity") is made as of the ____ day of August 1999, by 475 FIFTH AVENUE LIMITED PARTNERSHIP, a limited partnership, organized and existing under the laws of Delaware, whose address is 475 Fifth Avenue, 21st Floor, New York, New York 10017 ("Borrower"), and ROBERT F. GOSSETT, JR., whose address is 406 East 85th Street, New York, New York 10028 (said individual is hereinafter referred to as a "Principal" and Borrower and Principal are hereinafter together referred to as "Indemnitors" and each individually as an "Indemnitor") to and in favor of HELLER FINANCIAL, INC., a Delaware corporation, with a mailing address at 500 West Monroe Street, 30th Floor, Chicago, Illinois 60661, Attention: Heller Express Servicing Department,
Re: Loan No. 99_086 (HELLER FINANCIAL, INC. and its successors and assigns are hereinafter collectively referred to as "Lender").

                                    RECITALS

       A. Substantially contemporaneously herewith, Lender is entering into a financing transaction ("Loan") with Borrower, which Loan is evidenced by a certain Promissory Note ("Note") in the principal amount of THIRTY_TWO MILLION and No/100 Dollars ($32,000,000.00) of even date herewith executed and delivered by Borrower, as maker, to the order of Lender, as payee, secured by, inter alia, a Mortgage Consolidation, Assignment of Rents, Security Agreement and Fixture Filing of even date herewith ("Mortgage") encumbering certain real property located in New York County, New York, and more fully described on Exhibit A to the Mortgage ("Land") (the Note, the Mortgage, this Indemnity, and any other documents evidencing or securing the indebtedness evidenced in connection therewith, and any modification, renewal, or extension thereof are hereinafter collectively referred to as the "Loan Documents").

       B. Lender has required this Indemnity as a condition of Lender's making and disbursing the Loan.

       C. Principal indirectly owns some of the partnership interests in Borrower, and it is in Principal's and Borrower's direct financial interest and benefit to induce Lender to make the Loan by executing and delivering this Indemnity.

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.     Indemnity.

       Each Indemnitor hereby agrees, jointly and severally, unconditionally, absolutely and irrevocably, to indemnify, defend (with counsel reasonably acceptable to Lender and at Indemnitor's sole cost) and hold harmless Lender and its officers, directors, employees, shareholders, agents and affiliates (individually and collectively the "Indemnified Party"), against and in respect of any and all liabilities, obligations, deficiencies, demands, claims, actions, or causes of action, assessments, losses, costs, expenses (including, without limitation, court costs and reasonable attorneys' fees and expenses), interest, fines, penalties, actual and punitive damages, and all costs and expenses of any and all investigations, remedial measures, proceedings, arbitrations, mediations, judgments, settlements, and compromises whatsoever (collectively the "Liabilities") sustained or incurred by Indemnified Party resulting from or arising out of or by virtue of a claim made by any party resulting from:

              (a) The presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, disposal (whether arranged or otherwise) or release from, the Land into or upon any land, the atmosphere, or any watercourse, body of water or wetland, of any "Hazardous Materials" (as hereinafter defined).

              (b) Any failure of the Land or activities thereon to comply with all applicable "Environmental Laws" (as hereinafter defined) relating to the protection of health, safety or the environment.

              (c) Any personal injury relating to the presence of any Hazardous Materials on or from the Land.

       Notwithstanding the foregoing, or anything in this Indemnity to the contrary (i) Indemnitors' liability in respect of the Liabilities shall only arise to the extent the Hazardous Materials, the presence of which gives rise to liability to Indemnitors, existed in or about the Land during periods of Borrower's ownership of the Land, (such liability to include any of such Hazardous Materials introduced to the Land prior to such period of ownership);
(ii) Indemnitors shall not be responsible for any event described in (a), (b) or
(c) above and shall not be liable to any Indemnified Party to the extent any Liabilities are sustained or incurred by any Indemnified Party on account of Hazardous Materials introduced to the Land by anyone other than Indemnitors, or their respective agents and employees, following Lender's taking of title to the Land or assuming possession or control of the Land, as mortgagee in possession or otherwise; and (iii) this Indemnity shall not apply to any Liabilities sustained or incurred by any Indemnified Party to the extent same result from the gross negligence or willful misconduct of any Indemnified Party. The term "Environmental Laws" shall include any federal, state or local laws or regulations relating to health, safety or protection of the environment. The term "Hazardous Materials" shall include Hazardous Substances, as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq., any petroleum or petroleum products, asbestos or asbestos containing material, or any other hazardous substances, hazardous wastes or hazardous materials as defined by other Environmental Laws.

2.     Indemnification Procedure.

              (a) Notice. Each Indemnitor shall notify Lender promptly (and in any event within 10 business days) upon receipt of any inquiry, notice, claim, charge, cause of action or demand pertaining to the matters indemnified under Paragraph 1, including, without limitation, any notice of inspection, abatement or noncompliance, stating the nature and basis of such inquiry or notification. For identical notices from different Indemnitors, only one such notice needs to be provided to Lender. Each Indemnitor shall immediately deliver to Lender any and all documentation or records in such Indemnitor's possession or control as Lender may reasonably request in connection with such notice or inquiry and shall keep Lender advised of any subsequent developments. If any Indemnified Party asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding against such Indemnified Party, Indemnified Party shall give written notice ( the "Notice of Claim") together with a statement of any available information regarding such claim to Indemnitors within 30 days after learning of such claim or within such shorter time as may be necessary to give Indemnitors a reasonable opportunity to respond to such claim. Indemnitors shall have the right, upon written notice to Indemnified Party (the "Notice to Defend") within 30 days after receipt from Indemnified Party of a Notice of Claim regarding such claim, to conduct at Indemnitors' expense the defense against such claim in Indemnitors' own name, or if necessary in the name of Indemnified Party.

              (b) Effect of Failure to Give Notice. If Indemnitors shall fail to give the requisite Notice to Defend set forth in Paragraph 2(a) above, Indemnitors shall be deemed to have elected not to conduct the defense of the subject claim, and in such event, Indemnified Party shall have the right to conduct such defense in good faith and to compromise and settle the claim without the prior consent of Indemnitors, and Indemnitors will be liable for all costs, expenses, settlement amounts or other Liabilities paid or incurred in connection therewith.

              (c) Parties to Cooperate. If Indemnitors elect to conduct the defense of the subject claim, Indemnified Party will cooperate with and make available to Indemnitors such assistance and materials as may be reasonably requested by Indemnitors, all at the expense of Indemnitors, and Indemnified Party shall have the right at Indemnified Party's expense to participate in the defense assisted by counsel of Indemnified Party's own choosing and at Indemnified Party's sole cost and expense, provided that Indemnified Party shall have the right to compromise and settle the claim only with the prior written consent of Indemnitors, which consent shall not be unreasonably withheld or delayed. Without the prior written consent of Indemnified Party, which consent shall not be unreasonably withheld or delayed, Indemnitors will not enter into any settlement of any claim or cease to defend against a claim, if pursuant to or as a result of such settlement or cessation, (i) injunctive or other equitable relief would be imposed against Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which Indemnified Party is not entitled to indemnification hereunder. Indemnitors shall not be entitled to control, and Indemnified Party shall be entitled to have sole control of the defense or settlement of any claim to the extent that claim seeks an order, injunction or other equitable relief against Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of Indemnified Party (and the cost of such defense shall constitute an amount for which Indemnified Party is entitled to indemnification under this Indemnity). If a firm decision is made by Indemnitors to settle a claim, which offer Indemnitors are permitted to settle under this Paragraph 2(c), and Indemnitors desire to accept and agree to such offer, Indemnitors will give written notice to Indemnified Party to that effect. If Indemnified Party fails to consent to such firm offer within ten business days after Indemnified Party's receipt of such notice, Indemnified Party may continue to contest or defend such claim and, in such event, the maximum liability of Indemnitors as to such claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by Indemnified Party through the end of such 10 business day period.

              (d) Effect of Judgment. Any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon Indemnitors and Indemnified Party, and, to the extent imposing liability on Indemnitors, shall conclusively be deemed to be an obligation with respect to which Indemnified Party is entitled to prompt indemnification hereunder.

                  (e) Failure to Give Timely Notice. A failure by an Indemnified Party to give timely, complete or accurate notice as provided in Paragraph 2(a) will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice.

              (f) Reduction of Loss. To the extent any Liabilities of an Indemnified Party are reduced by receipt of payment (i) under insurance policies which are not subject to retroactive adjustment or other reimbursement to the insurer in respect of such payment, or (ii) from third parties not affiliated with the Indemnified Party, such payments (net of the expenses of the recovery thereof) (such net payment being referred to herein as a "Reimbursement") shall be credited against such Liabilities; provided, however, (y) the pendency of such payments shall not delay or reduce the obligation of Indemnitors to make payment to Indemnified Party in respect of such Liabilities, and (z) Indemnified Party shall have no obligation, hereunder or otherwise, to pursue payment under or from any insurer or third party in respect of such Liabilities. If any Reimbursement is obtained subsequent to payment by any Indemnitors in respect to any Liabilities, such Reimbursement shall be promptly paid over to such Indemnitor.

              (g) Subrogation. Indemnitors shall be subrogated to Indemnified Party's rights of recovery to the extent of any Liabilities satisfied by Indemnitors. Indemnified Party shall execute and deliver such instruments and papers as are necessary to assign such rights and assist in the exercise thereof.

              (h) Immediate Payment. All expenses of Indemnified Party determined hereunder to be payable by Indemnitors shall be payable within five (5) business days after receipt by Indemnitors of written demand therefor with appropriate documentation thereof, after which interest shall accrue thereon at the Default Rate and such amounts shall be secured by the Loan Documents.

3.     Survival.

       The provisions of and undertakings and indemnification set out in this Indemnity shall continue in full force and effect and shall survive the satisfaction, termination, suspension or cancellation of the indebtedness evidenced by the Note, the release of the Mortgage, the acceptance by Lender of a deed in lieu of foreclosure with respect to the Land, a foreclosure of the Land and/or the exercise by Lender of any of its rights under any Loan Document. Except as otherwise provided herein, this Indemnity shall be continuing, irrevocable and binding on each of the Indemnitors, jointly and severally, and their respective successors and assigns, and shall inure to the benefit of Lender and Indemnitor's obligations hereunder may not be assigned. The dissolution of an Indemnitor shall not affect this Indemnity or any of Indemnitors' obligations hereunder.

4.     Controlling Provisions.

       The provisions of this Indemnity shall govern and control over any inconsistent provision of any other Loan Document, including, without limitation, Paragraph 10 of the Note and any other exculpatory or non-recourse provisions contained in any Loan Document relative to the Indemnitors' liability hereunder.

5.     Waivers.

       Each Indemnitor hereby waives notice of the following events or occurrences: (a) Lender's acceptance of this Indemnity; (b) any Indemnitor's heretofore, now or at any time or times hereafter, granting to Lender of security interests, liens or encumbrances in any of such Indemnitor's assets or Lender's heretofore, now or from time to time hereafter obtaining, amending, substituting for, releasing, waiving or modifying any such security interests, liens or encumbrances; (c) Lender's heretofore, now or at any time or times hereafter, obtaining, releasing, waiving or modifying the Mortgage or any other lien or encumbrance in any other party's assets given to Lender to secure the Note or this Indemnity; (d) Lender's heretofore, now or at any time or times hereafter, amending or modifying any of the Loan Documents other than this Indemnity; and (e) presentment, demand, notices of default, non-payment, partial payment and protest, and all other notices or formalities to which any
Indemnitor may be entitled except as otherwise provided herein. Indemnitor agrees that Lender heretofore, now or at any time or times hereafter, may do any or all of the foregoing in such manner, upon such terms and at such times as Lender, in its sole discretion, deems advisable, without in any way, manner or respect impairing, affecting, reducing or releasing Indemnitor from its obligations hereunder and Indemnitor hereby consents to each and all of the foregoing events or occurrences.

6.     Notice.

       Any notice to any Principal provided for herein shall be given by sending such notice by Federal Express or any other overnight carrier addressed to such Principal at such Principal's address stated above or at such other address as such Principal may designate by notice to Lender, Borrower as provided herein. Any notice provided for herein shall be deemed to have been given to Principal on the first business day following such sending in the manner designated herein. Any notice to Borrower or Lender shall be given as set forth in the Mortgage.

7.     Governing Law.

       This Indemnity shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of Illinois, without regard to conflicts of laws principles.

8.     Jury Trial Waiver.

       EACH INDEMNITOR AND LENDER BY ITS ACCEPTANCE OF THIS INDEMNITY, HEREBY WAIVES THEIR RESPECTIVE RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, OR ARISING OUT OF THIS INDEMNITY AND THE OTHER LOAN DOCUMENTS. EACH INDEMNITOR AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THIS WAIVER IN ENTERING INTO THIS INDEMNITY AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH INDEMNITOR AND LENDER REPRESENT AND WARRANT THAT EACH HAD THE OPPORTUNITY TO REVIEW THIS JURY WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

9.     Severability.

       The invalidity, illegality or unenforceability of any provision of this Indemnity shall not affect or impair the validity, legality or enforceability of the remainder of this Indemnity and the other Loan Documents, and to this end, the provisions of this Indemnity and the other Loan Documents are declared severable.

10.    Binding Effect.

       This Indemnity shall be binding on the parties hereto, their successors, assigns, heirs and legal representatives and all other persons claiming by, through or under them, but shall not apply for the benefit of any third party purchaser (other than an affiliate of Lender) at a foreclosure sale or any other third party (but Indemnitors shall not be relieved of any of the obligations hereunder by any such assignment or succession).

11.    Termination of Principal's Liability.

       Notwithstanding anything in this Indemnity or in the Loan Documents to the contrary, Principal's liability hereunder, including for any Liabilities to Indemnified Party, shall terminate if (a) Robert F. Gossett, Jr. shall no longer be a general partner of Corporate Realty Income Fund I, L.P. and (b) a successor general partner or another individual or entity acceptable to Lender in Lender's reasonable discretion agrees to assume all of Principal's liabilities hereunder.

       IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this  Hazardous
Substance Indemnification Agreement as of the date first written above.

                                   BORROWER:

                                   475 FIFTH AVENUE LIMITED PARTNERSHIP, a Delaware limited partnership

                                   By:   475  Fifth-GP,  Inc.,  a  Delaware
                                         corporation, its sole general partner

                                         By: _____________________________
                                         Name: ___________________________
                                         Its: ____________________________


                                   PRINCIPAL:

                                   ________________________________
                                   Name: Robert F. Gossett, Jr.

STATE OF ____________    )
                         ) SS
COUNTY OF __________     )

       I, ____________________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that____________, the __________ president of 475 Fifth_GP, Inc., a Delaware corporation ("Corporate G.P.") and the general partner in 475 Fifth Avenue Limited Partnership, a Delaware limited partnership, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such officer in such Corporate G.P., appeared before me this day in person and acknowledged that (he/she) signed and delivered the said instrument as (his/her) own free and voluntary act, as the free and voluntary act of Corporate G.P., and as the free and voluntary act of said limited partnership, for the uses and purposes therein set forth.

       GIVEN under my hand and Notarial Seal this ____ day of _______________, 1999.


                                             ------------------------------
                                                            Notary Public

My Commission Expires:

---------------------



STATE OF __________        )
                           )  SS
 COUNTY OF _________       )


       On this ____ day of ______________, 1999, before me, a Notary Public in and for the State of ___________, personally appeared Robert F. Gossett, Jr., who executed the within and foregoing instrument, and acknowledged said instrument to be his free and voluntary act and deed for the uses and purposes therein mentioned.

       IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.



                                        NOTARY PUBLIC in and for the State
                                        of


                                        My commission expires: